UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                     ___________________________________

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 29, 2005

                         HARRIS & HARRIS GROUP, INC.
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              (Exact name of registrant as specified in its charter)

        New York                        0-11576                 13-3119827
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(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
   of incorporation)                                        Identification No.)

                                111 West 57th Street
                              New York, New York  10019
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             (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code: (212) 582-0900

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Item 2.01   Completion of Acquisition or Disposition of Assets.

On November 29, 2005, Harris & Harris Group Inc. (the "Company") completed the sale of 645,904 shares of its 1,137,570 shares of common stock of NeuroMetrix, Inc., on the open market, for net proceeds of approximately $19,612,372. On November 30, 2005, the Company sold its remaining 491,666 shares for net proceeds of approximately $14,979,088. The total net proceeds are approximately $34,591,460.

NeuroMetrix, which completed its initial public offering on July 22, 2004, manufactures and sells the patented NC-stat device. The Company was the seed investor in NeuroMetrix, a spin-out from the Harvard-MIT Division of Health Sciences and Technology, in 1996. Charles E. Harris, the Chairman and CEO of the Company, was a Director of NeuroMetrix until May 18, 2005. NeuroMetrix was the last remaining significant non-tiny technology investment of the Company.


Item 9.   Financial Statements and Exhibits

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.


Exhibit No.              Description

99                       Press Release dated November 30, 2005



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                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   November 30, 2005       HARRIS & HARRIS GROUP, INC.


                                By: /s/ Charles E. Harris
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                                    Charles E. Harris
                                    Chairman and Chief Executive Officer


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                           EXHIBIT INDEX

Exhibit No.             Description

99                      Press Release dated November 30, 2005


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